News Release

Aflac Incorporated Announces Fourth Quarter Results,
Reports Fourth Quarter Net Earnings of $1.4 Billion,
Reiterates Increase in First Quarter Dividend of 5.2%

COLUMBUS, Ga. - February 4, 2026 - Aflac Incorporated (NYSE: AFL) today reported its fourth quarter results.

Total revenues were $4.9 billion in the fourth quarter of 2025, compared with $5.4 billion in the fourth quarter of 2024. Net earnings were $1.4 billion, or $2.64 per diluted share, compared with $1.9 billion, or $3.42 per diluted share a year ago.

Net earnings in the fourth quarter of 2025 included net investment gains of $537 million, or $1.03 per diluted share, compared with net investment gains of $1.0 billion, or $1.86 per diluted share a year ago. These net investment gains were driven by net gains of $588 million on certain derivatives and foreign currency activities; net losses from sales and redemptions of $51 million; a $25 million gain from an increase in the fair value of equity securities; and no impairments; offset by $25 million of current expected credit losses (CECL).

Adjusted earnings* in the fourth quarter were $818 million, compared with $865 million in the fourth quarter of 2024, reflecting a decrease of 5.4%. Adjusted earnings per diluted share* increased 0.6% to $1.57 in the quarter. Variable investment income ran $12 million below the company's long-term return expectations. The average yen/dollar exchange rate in the fourth quarter of 2025 was 154.20, or 1.2% weaker than the average rate of 152.35 in the fourth quarter of 2024. The weaker yen/dollar exchange rate did not impact adjusted earnings per share.

Shareholders’ equity was $29.5 billion, or $56.85 per share, at December 31, 2025, compared with $26.1 billion, or $47.45 per share, at December 31, 2024. Shareholders’ equity at the end of the fourth quarter included a cumulative increase of $8.0 billion for the effect of the change in discount rate assumptions on insurance reserves, compared with a corresponding cumulative increase of $2.0 billion at December 31, 2024 and a net unrealized loss on investment securities and derivatives of $1.8 billion, compared with a net unrealized gain of $4 million at December 31, 2024. Shareholders’ equity at the end of the fourth quarter also included an unrealized foreign currency translation loss of $4.8 billion, compared with an unrealized foreign currency translation loss of $5.0 billion at December 31, 2024. The annualized return on average shareholders’ equity in the fourth quarter was 19.0%.

For the full year of 2025, total revenues were down 9.3% to $17.2 billion, compared with $18.9 billion in the full year of 2024. Net earnings were $3.6 billion, or $6.82 per diluted share, compared with $5.4 billion, or $9.63 per diluted share, for the full year of 2024. Adjusted earnings for the full year of 2025 were $4.0 billion, or $7.49 per diluted share, compared with $4.1 billion, or $7.21 per diluted share, in 2024. For the full year, the average exchange rate was 149.32, or 1.1% stronger than the rate of 150.97 a year ago. Excluding the positive impact of $0.04 per share from the stronger yen/dollar exchange rate, adjusted earnings per diluted share increased 3.5% to $7.46 for the full year of 2025.

Shareholders’ equity excluding AOCI (or adjusted book value*) was $28.0 billion, or $54.06 per share at December 31, 2025, compared with $29.1 billion, or $52.87 per share, at December 31, 2024. Adjusted book value excluding foreign currency remeasurement* was $22.1 billion, or $42.66 per share at December 31, 2025, compared with $23.4 billion, or $42.46 per share, at December 31, 2024. The annualized adjusted return on equity excluding foreign currency remeasurement* in the fourth quarter was 14.5%.

AFLAC JAPAN

In yen terms, Aflac Japan's net earned premiums were ¥252.6 billion for the quarter, or 1.9% lower than a year ago, mainly due to limited pay products reaching paid-up status. Adjusted net investment income decreased 3.9% to ¥97.4 billion, primarily driven by lower floating rate income on the dollar-denominated portfolio and lower variable net investment income partially offset by higher dollar-denominated fixed income due to higher volume. Total adjusted revenues in yen declined 2.4% to ¥351.2 billion. Pretax adjusted earnings in yen for the quarter declined 3.5% on a reported basis to ¥109.8 billion. Pretax adjusted earnings also decreased 4.4% on a currency-neutral basis. The pretax adjusted profit margin for the Japan segment was 31.3%, compared with 31.6% a year ago.

For the full year, net earned premiums in yen were ¥1.0 trillion, or 3.9% lower than a year ago. Adjusted net investment income decreased 5.9% to ¥385.8 billion. Total adjusted revenues in yen were down 4.4% to ¥1.4 trillion. Pretax adjusted earnings were ¥513.7 billion, or 2.7% lower than a year ago. As a result, the pretax adjusted profit margin for the Japan segment was 36.7%, compared with 36.0% a year ago.

In dollar terms, net earned premiums decreased 3.0% to $1.6 billion in the fourth quarter. Adjusted net investment income decreased 5.1% to $631 million. Total adjusted revenues declined by 3.6% to $2.3 billion. Pretax adjusted earnings declined 4.7% to $712 million.

For the full year, net earned premiums in dollars were $6.7 billion, or 2.7% lower than a year ago. Adjusted net investment income decreased 4.4% to $2.6 billion. Total adjusted revenues were down 3.1% to $9.4 billion. Pretax adjusted earnings were $3.4 billion, or 1.5% lower than a year ago.

For the quarter, total new annualized premium sales (sales) increased 15.7% to ¥19.9 billion, or $129 million, primarily reflecting continued strong sales of Miraito, the new cancer insurance product. For the full year, sales increased 16.0% to ¥74.4 billion, or $498 million.

AFLAC U.S.

Aflac U.S. net earned premiums increased 4.0% to $1.5 billion in the fourth quarter compared to the prior year, reflecting improved sales. Adjusted net investment income decreased 2.8% to $207 million, primarily due to a reduction in floating rate assets and corresponding rates. Total adjusted revenues were up 3.3% to $1.7 billion. Pretax adjusted earnings were $300 million, 9.1% lower than a year ago, reflecting higher benefits and expenses, partially offset by higher premiums. As a result, the pretax adjusted profit margin for the U.S. segment was 17.4%, compared with 19.7% a year ago.

For the full year, net earned premiums increased 2.9% to $6.0 billion. Adjusted net investment income decreased 2.0% to $830 million. Total adjusted revenues were up 2.4% to $6.9 billion. Pretax adjusted earnings were $1.4 billion, essentially unchanged from a year ago. As a result, the pretax adjusted profit margin for the U.S. segment was 20.6%, compared with 21.1% a year ago.

Aflac U.S. sales increased 3.1% in the quarter to $551 million, primarily benefiting from sales of group voluntary products. For the full year, total new sales increased 3.0% to $1.6 billion.

CORPORATE AND OTHER

For the quarter, total adjusted revenues decreased 4.2% to $272 million compared to the prior year. Total premiums decreased on closed blocks of business. Total benefits and adjusted expenses increased $15 million compared to the prior year primarily due to higher costs pertaining to business operations and higher interest expense, partially offset by lower net benefits and claims. Pretax adjusted earnings were a loss of $31 million, compared with a loss of $4 million a year ago.

For the full year, total adjusted revenues increased 26.8% to $1.3 billion. Pretax adjusted earnings were $101 million, compared with $32 million a year ago.

DIVIDEND AND CAPITAL RETURNED TO SHAREHOLDERS

The board of directors declared the first quarter dividend of $0.61 per share, payable on March 2, 2026 to shareholders of record at the close of business on February 18, 2026.

In the fourth quarter, Aflac Incorporated deployed $800 million in capital to repurchase 7.2 million of its common shares. At the end of December 2025, the company had 114.3 million remaining shares authorized for repurchase.

OUTLOOK

Commenting on the company’s results, Aflac Incorporated Chairman and Chief Executive Officer Daniel P. Amos stated: "Aflac delivered solid earnings for the quarter and the year. These results reflect our focused efforts to execute on our strategy of creating long-term value for shareholders.

"Looking at our operations in Japan, I am pleased with Aflac Japan’s quarterly sales increase of 15.7% and annual sales increase of 16.0%. These strong results benefited largely from sales of our cancer insurance product Miraito. We continue to promote awareness for third sector protection to new and younger customers through our innovative first sector product Tsumitasu, which was repriced for new policies effective in September. Plus, we launched our new medical policy Anshin Palette in late December and will be promoting all three products in 2026. Overall, I believe we are advancing the right strategy focused on sales of third sector products to new and younger customers to provide them with integrated financial protection and services throughout their different stages of life.

"In the U.S., I continue to be encouraged by our ability to add $1.6 billion in new sales for the year, but more importantly, maintain strong persistency of 79.2%. As a result, we saw an increase of 4.0% in net earned premiums for the fourth quarter and 2.9% for the year. This is part of our focus on more profitable growth through strong underwriting discipline and improved productivity of agents and brokers. We also expect to continue our prudent approach to expense management and maintaining a strong pretax margin.

"We continue to generate strong capital and cash flows while maintaining our commitment to prudent liquidity and capital management. Our investments continue to produce strong net investment income that fits the needs of our operations in Japan, the U.S. and Bermuda. We treasure our 2025 milestone of 43 consecutive years of dividend increases and remain committed to extending this record, supported by our financial strength. Additionally, I am pleased with the Board's decision to increase the first quarter 2026 dividend by 5.2%. We repurchased $800 million in shares for the quarter and $3.5 billion for the year. We intend to continue our balanced approach of investing in growth and driving long-term operating efficiencies."

*See Non-U.S. GAAP Financial Measures section for an explanation of foreign exchange and its impact on the financial statements and definitions of the non-U.S. GAAP financial measures used in this earnings release, as well as a reconciliation of such non-U.S. GAAP financial measures to the most comparable U.S. GAAP financial measures.

ABOUT AFLAC INCORPORATED

Aflac Incorporated (NYSE: AFL), a Fortune 500 company, has helped provide financial protection and peace of mind for more than seven decades to millions of policyholders and customers through its subsidiaries in the United States and Japan. In the U.S., Aflac is the No. 1 provider of supplemental health insurance products.1 In Japan, Aflac Life Insurance Japan is the leading provider of cancer and medical insurance in terms of policies in force. The company takes pride in being there for its policyholders when they need us most, as well as being included in the World’s Most Ethical Companies by Ethisphere for 19 consecutive years (2025) and Fortune’s World’s Most Admired Companies for 24 years (2025). In addition, the company became a signatory of the Principles for Responsible Investment (PRI) in 2021 and has been included in the Dow Jones Sustainability North America Index (2024) for 11 years. To find out how to get help with expenses health insurance doesn't cover, get to know us at aflac.com or aflac.com/español. Investors may learn more about Aflac Incorporated and its commitment to corporate social responsibility and sustainability at investors.aflac.com under “Sustainability.”

1LIMRA 2024 U.S. Supplemental Health Insurance Total Market Report

A copy of Aflac’s financial supplement for the quarter can be found on the “Investors” page at aflac.com.

Aflac Incorporated will webcast its quarterly conference call via the “Investors” page of aflac.com at 8:00 a.m. (ET) on February 5, 2026.

Note: Tables within this document may not foot due to rounding.

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

THREE MONTHS ENDED DECEMBER 31,	2025	2024	% Change
Total revenues	$4,866	$5,403	(9.9)%
Benefits and claims, net	1,902	1,923	(1.1)
Total acquisition and operating expenses	1,392	1,345	3.5
Earnings before income taxes	1,572	2,135	(26.4)
Income taxes	193	233
Net earnings	$1,379	$1,902	(27.5)%
Net earnings per share – basic	$2.65	$3.44	(23.0)%
Net earnings per share – diluted	2.64	3.42	(22.8)
Shares used to compute earnings per share (000):
Basic	520,394	552,767	(5.9)%
Diluted	522,493	555,483	(5.9)
Dividends paid per share	$0.58	$0.50	16.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED INCOME STATEMENT
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

TWELVE MONTHS ENDED DECEMBER 31,	2025	2024	% Change
Total revenues	$17,164	$18,927	(9.3)%
Benefits and claims, net	7,293	7,450	(2.1)
Total acquisition and operating expenses	5,338	5,060	5.5
Earnings before income taxes	4,533	6,417	(29.4)
Income taxes	887	974
Net earnings	$3,646	$5,443	(33.0)%
Net earnings per share – basic	$6.84	$9.68	(29.3)%
Net earnings per share – diluted	6.82	9.63	(29.2)
Shares used to compute earnings per share (000):
Basic	532,885	562,492	(5.3)%
Diluted	534,878	565,015	(5.3)
Dividends paid per share	$2.32	$2.00	16.0%

AFLAC INCORPORATED AND SUBSIDIARIES CONDENSED BALANCE SHEET
(UNAUDITED – IN MILLIONS, EXCEPT FOR SHARE AMOUNTS)

DECEMBER 31,	2025	2024	% Change
Assets:
Total investments and cash	$103,760	$105,087	(1.3)%
Deferred policy acquisition costs	9,034	8,758	3.2
Other assets	3,676	3,721	(1.2)
Total assets	$116,470	$117,566	(0.9)%
Liabilities and shareholders’ equity:
Policy liabilities	$69,583	$77,508	(10.2)%
Notes payable and lease obligations	8,409	7,498	12.1
Other liabilities	8,988	6,462	39.1
Shareholders’ equity	29,490	26,098	13.0
Total liabilities and shareholders’ equity	$116,470	$117,566	(0.9)%
Shares outstanding at end of period (000)	518,690	549,964	(5.7)%

NON-U.S. GAAP FINANCIAL MEASURES

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the Japanese yen weakens, translating Japanese yen into U.S. dollars results in fewer U.S. dollars being reported. When the Japanese yen strengthens, translating Japanese yen into U.S. dollars results in more U.S. dollars being reported. Consequently, Japanese yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while Japanese yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in Japanese yen and never converted into U.S. dollars but translated into U.S. dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

The company defines the non-U.S. GAAP financial measures included in this earnings release as follows:

•Adjusted earnings are adjusted revenues less benefits and adjusted expenses. Adjusted earnings per share (basic or diluted) are the adjusted earnings for the period divided by the weighted average outstanding shares (basic or diluted) for the period presented. The adjustments to both revenues and expenses account for certain items that are outside of management’s control because they tend to be driven by general economic conditions and events or are related to infrequent activities not directly associated with insurance operations. Adjusted revenues are U.S. GAAP total revenues excluding adjusted net investment gains and losses. Adjusted expenses are U.S. GAAP total acquisition and operating expenses including the impact of interest from derivatives associated with notes payable but excluding any non-recurring or other items not associated with the normal course of the Company’s insurance operations and that do not reflect the Company's underlying business performance. Management uses adjusted earnings and adjusted earnings per diluted share to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of these financial measures is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The most comparable U.S. GAAP financial measures for adjusted earnings and adjusted earnings per share (basic or diluted) are net earnings and net earnings per share, respectively.

•Adjusted earnings excluding current period foreign currency impact are computed using the average foreign exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign exchange rate changes. Adjusted earnings per diluted share excluding current period foreign currency impact is adjusted earnings excluding current period foreign currency impact divided by the weighted average outstanding diluted shares for the period presented. The Company considers adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact important because a significant portion of the Company's business is conducted in Japan and foreign exchange rates are outside management’s control; therefore, the Company believes it is important to understand the impact of translating foreign currency (primarily Japanese yen) into U.S. dollars. The most comparable U.S. GAAP financial measures for adjusted earnings excluding current period foreign currency impact and adjusted earnings per diluted share excluding current period foreign currency impact are net earnings and net earnings per share, respectively.

•Adjusted return on equity is annualized adjusted earnings divided by average shareholders’ equity, excluding accumulated other comprehensive income. Management uses adjusted return on equity to evaluate the financial performance of the Company’s insurance operations on a consolidated basis and believes that a presentation of this financial measure is vitally important to an understanding of the underlying profitability drivers and trends of the Company’s insurance business. The Company considers adjusted return on equity important as it excludes components of accumulated other comprehensive income, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity is return on equity as determined using annualized net earnings and average total shareholders’ equity.

•Adjusted return on equity excluding foreign currency remeasurement is annualized adjusted earnings divided by average shareholders’ equity, excluding both accumulated other comprehensive income and the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The Company considers adjusted return on equity excluding foreign currency remeasurement important because it excludes both accumulated other comprehensive income and the cumulative foreign currency remeasurement gains/losses, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measure for adjusted return on equity excluding foreign currency remeasurement is return on equity as determined using annualized net earnings and average total shareholders’ equity.

•Amortized hedge costs/income represent costs/income incurred or recognized as a result of using foreign currency derivatives to hedge certain foreign currency exchange risks in the Company's Japan segment or in Corporate and other. These amortized hedge costs/income are estimated at the inception of the derivatives based on the specific terms of each contract and are recognized on a straight-line basis over the contractual term of the derivative. The Company believes that amortized hedge costs/income measure the periodic currency risk management costs/income related to hedging certain foreign currency exchange risks and are an important component of net investment income. There is no comparable U.S. GAAP financial measure for amortized hedge costs/income.

•Adjusted book value is the U.S. GAAP book value (representing total shareholders’ equity), less accumulated other comprehensive income as recorded on the U.S. GAAP balance sheet. Adjusted book value per common share is adjusted book value at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value and adjusted book value per common share important as they exclude accumulated other comprehensive income, which fluctuates due to market movements that are outside management’s control. The most comparable U.S. GAAP financial measures for adjusted book value and adjusted book value per common share are total book value and total book value per common share, respectively.

•Adjusted book value excluding foreign currency remeasurement is the U.S. GAAP book value (representing total shareholders’ equity), less accumulated other comprehensive income as recorded on the U.S. GAAP balance sheet and excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. Adjusted book value excluding foreign currency remeasurement per common share is adjusted book value excluding foreign currency remeasurement at the period end divided by the ending outstanding common shares for the period presented. The Company considers adjusted book value excluding foreign currency remeasurement and adjusted book value excluding foreign currency remeasurement per common share important as they exclude both accumulated other comprehensive income and the cumulative foreign currency remeasurement gains/losses, which fluctuate due to market movements that are outside management's control. The most comparable U.S. GAAP financial measures for adjusted book value excluding foreign currency remeasurement and adjusted book value excluding foreign currency remeasurement per common share are total book value and total book value per common share, respectively.

•Adjusted net investment income is net investment income adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, and ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are reclassified from net investment gains and losses to net investment income. The Company considers adjusted net investment income important because it provides a more comprehensive understanding of the costs and income associated with the Company’s investments and related hedging strategies. The most comparable U.S. GAAP financial measure for adjusted net investment income is net investment income.

•Adjusted net investment gains and losses are net investment gains and losses adjusted for i) amortized hedge cost/income related to foreign currency exposure management strategies and certain derivative activity, ii) net interest income/expense from foreign currency and interest rate derivatives associated with certain investment strategies, which are both reclassified to net investment income, and iii) the impact of interest from derivatives associated with notes payable, which is reclassified to interest expense as a component of total adjusted expenses. The Company considers adjusted net investment gains and losses important as it represents the remainder amount that is considered outside management’s control, while excluding the components that are within management’s control and are accordingly reclassified to net investment income and interest expense. The most comparable U.S. GAAP financial measure for adjusted net investment gains and losses is net investment gains and losses.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

THREE MONTHS ENDED DECEMBER 31,	2025	2024	% Change

Net earnings	$1,379	$1,902	(27.5)%

Items impacting net earnings:
Adjusted net investment (gains) losses	(591)	(1,084)
Other and non-recurring (income) loss	—	22
Income tax (benefit) expense on items excluded from adjusted earnings	30	25

Adjusted earnings	818	865	(5.4)%
Current period foreign currency impact[1]	1	N/A
Adjusted earnings excluding current period foreign currency impact[2]	$819	$865	(5.3)%

Net earnings per diluted share	$2.64	$3.42	(22.8)%

Items impacting net earnings:
Adjusted net investment (gains) losses	(1.13)	(1.95)
Other and non-recurring (income) loss	—	0.04
Income tax (benefit) expense on items excluded from adjusted earnings	0.06	0.05

Adjusted earnings per diluted share	1.57	1.56	0.6%
Current period foreign currency impact[1]	—	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact[2]	$1.57	$1.56	0.6%

1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(UNAUDITED – IN MILLIONS, EXCEPT FOR PER-SHARE AMOUNTS)

TWELVE MONTHS ENDED DECEMBER 31,	2025	2024	% Change

Net earnings	$3,646	$5,443	(33.0)%

Items impacting net earnings:
Adjusted net investment (gains) losses	375	(1,495)
Other and non-recurring (income) loss	54	23
Income tax (benefit) expense on items excluded from adjusted earnings	(67)	101

Adjusted earnings	4,008	4,072	(1.6)%
Current period foreign currency impact[1]	(19)	N/A
Adjusted earnings excluding current period foreign currency impact[2]	$3,989	$4,072	(2.0)%

Net earnings per diluted share	$6.82	$9.63	(29.2)%

Items impacting net earnings:
Adjusted net investment (gains) losses	0.70	(2.65)
Other and non-recurring (income) loss	0.10	0.04
Income tax (benefit) expense on items excluded from adjusted earnings	(0.13)	0.18

Adjusted earnings per diluted share	7.49	7.21	3.9%
Current period foreign currency impact[1]	(0.04)	N/A
Adjusted earnings per diluted share excluding current period foreign currency impact[2]	$7.46	$7.21	3.5%

1    Prior period foreign currency impact reflected as “N/A” to isolate change for current period only.
2    Amounts excluding current period foreign currency impact are computed using the average foreign currency exchange rate for the comparable prior-year period, which eliminates fluctuations driven solely by foreign currency exchange rate changes.

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED DECEMBER 31,	2025	2024	% Change

Net investment (gains) losses	$(537)	$(1,032)	48.0%

Items impacting net investment (gains) losses:
Amortized hedge costs	(14)	(7)
Amortized hedge income	18	26
Net interest income (expense) from derivatives associated with certain investment strategies	(57)	(73)
Impact of interest from derivatives associated with notes payable[1]	(1)	2

Adjusted net investment (gains) losses	$(591)	$(1,084)	45.5%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

THREE MONTHS ENDED DECEMBER 31,	2025	2024	% Change

Net investment income	$973	$1,016	(4.2)%

Items impacting net investment income:
Amortized hedge costs	(14)	(7)
Amortized hedge income	18	26
Net interest income (expense) from derivatives associated with certain investment strategies	(57)	(73)

Adjusted net investment income	$920	$962	(4.4)%

RECONCILIATION OF NET INVESTMENT (GAINS) LOSSES TO ADJUSTED NET INVESTMENT (GAINS) LOSSES
(UNAUDITED – IN MILLIONS)

TWELVE MONTHS ENDED DECEMBER 31,	2025	2024	% Change

Net investment (gains) losses	$572	$(1,271)	145.0%

Items impacting net investment (gains) losses:
Amortized hedge costs	(45)	(26)
Amortized hedge income	98	113
Net interest income (expense) from derivatives associated with certain investment strategies	(252)	(338)
Impact of interest from derivatives associated with notes payable[1]	2	27

Adjusted net investment (gains) losses	$375	$(1,495)	125.1%
1    Amounts are included with interest expenses that are a component of adjusted expenses.

RECONCILIATION OF NET INVESTMENT INCOME TO ADJUSTED NET INVESTMENT INCOME
(UNAUDITED – IN MILLIONS)

TWELVE MONTHS ENDED DECEMBER 31,	2025	2024	% Change

Net investment income	$4,076	$4,116	(1.0)%

Items impacting net investment income:
Amortized hedge costs	(45)	(26)
Amortized hedge income	98	113
Net interest income (expense) from derivatives associated with certain investment strategies	(252)	(338)

Adjusted net investment income	$3,877	$3,865	0.3%

RECONCILIATION OF U.S. GAAP BOOK VALUE TO ADJUSTED BOOK VALUE
(EXCLUDING FOREIGN CURRENCY REMEASUREMENT)
(UNAUDITED - IN MILLIONS, EXCEPT FOR SHARE AND PER-SHARE AMOUNTS)

DECEMBER 31,	2025	2024	% Change
U.S. GAAP book value	$29,490	$26,098
Less:
Unrealized foreign currency translation gains (losses)	(4,847)	(4,998)
Unrealized gains (losses) on securities and derivatives	(1,822)	4
Effect of changes in discount rate assumptions	8,035	2,006
Pension liability adjustment	86	10
Total AOCI	1,452	(2,978)
Adjusted book value	$28,038	$29,076
Less:
Foreign currency remeasurement gains (losses)	5,910	5,725
Adjusted book value excluding foreign currency remeasurement	$22,128	$23,351

Number of outstanding shares at end of period (000)	518,690	549,964

U.S. GAAP book value per common share	$56.85	$47.45	19.8%
Less:
Unrealized foreign currency translation gains (losses) per common share	(9.34)	(9.09)
Unrealized gains (losses) on securities and derivatives per common share	(3.51)	0.01
Effect of changes in discount rate assumptions per common share	15.49	3.65
Pension liability adjustment per common share	0.17	0.02
Total AOCI per common share	2.80	(5.41)
Adjusted book value per common share	$54.06	$52.87	2.3%
Less:
Foreign currency remeasurement gains (losses) per common share	11.39	10.41
Adjusted book value excluding foreign currency remeasurement per common share[1]	$42.66	$42.46	0.5%

1    For the second and third quarter 2025, due to a calculation error, the Company reported adjusted book value excluding foreign currency remeasurement of $23.6 billion, or $44.17 per share, at June 30, 2025, and adjusted book value excluding foreign currency remeasurement of $24.4 billion, or $46.35 per share, at September 30, 2025. The corrected adjusted book value excluding foreign currency remeasurement was $23.0 billion, or $42.97 per share, at June 30, 2025, and the corrected adjusted book value excluding foreign currency remeasurement was $22.9 billion, or $43.52 per share, at September 30, 2025.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

THREE MONTHS ENDED DECEMBER 31,	2025	2024
U.S. GAAP ROE - Net earnings[1]	19.0%	29.9%
Impact of excluding unrealized foreign currency translation gains (losses)	(3.1)	(4.8)
Impact of excluding unrealized gains (losses) on securities and derivatives	(1.2)	0.3
Impact of excluding effect of changes in discount rate assumptions	4.9	1.0
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	0.7	(3.5)
U.S. GAAP ROE - less AOCI	19.7	26.4
Differences between adjusted earnings and net earnings[2]	(8.0)	(14.4)
Adjusted ROE - reported	11.7	12.0
Impact of excluding gains (losses) associated with foreign currency remeasurement[3]	2.8	2.5
Adjusted ROE, excluding foreign currency remeasurement	14.5	14.5

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of gains/losses associated with foreign currency remeasurement is calculated by excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The impact is the difference of adjusted return on equity - reported compared with adjusted return on equity, excluding from shareholders' equity, gains/losses associated with foreign currency remeasurement.

RECONCILIATION OF U.S. GAAP RETURN ON EQUITY (ROE) TO ADJUSTED ROE
(EXCLUDING IMPACT OF FOREIGN CURRENCY)

TWELVE MONTHS ENDED DECEMBER 31,	2025	2024
U.S. GAAP ROE - Net earnings[1]	13.1%	22.6%
Impact of excluding unrealized foreign currency translation gains (losses)	(2.6)	(3.6)
Impact of excluding unrealized gains (losses) on securities and derivatives	(0.5)	0.4
Impact of excluding effect of changes in discount rate assumptions	2.6	(0.2)
Impact of excluding pension liability adjustment	—	—
Impact of excluding AOCI	(0.4)	(3.4)
U.S. GAAP ROE - less AOCI	12.8	19.2
Differences between adjusted earnings and net earnings[2]	1.3	(4.8)
Adjusted ROE - reported	14.0	14.4
Impact of excluding gains (losses) associated with foreign currency remeasurement[3]	3.6	2.9
Adjusted ROE, excluding foreign currency remeasurement[4]	17.6	17.3

1    U.S. GAAP ROE is calculated by dividing net earnings (annualized) by average shareholders' equity.
2    See separate reconciliation of net income to adjusted earnings.
3    Impact of gains/losses associated with foreign currency remeasurement is calculated by excluding the cumulative (beginning January 1, 2021) foreign currency gains/losses associated with i) foreign currency remeasurement and ii) sales and redemptions of invested assets. The impact is the difference of adjusted return on equity - reported compared with adjusted return on equity, excluding from shareholders' equity, gains/losses associated with foreign currency remeasurement.
4    For the second and third quarter 2025, due to a calculation error, the Company reported adjusted return on equity excluding foreign currency remeasurement in the second quarter of 16.4%, and adjusted return on equity excluding foreign currency remeasurement in the third quarter of 22.1%. The corrected adjusted return on equity excluding foreign currency remeasurement in the second quarter was 16.6%, and the corrected adjusted return on equity excluding foreign currency remeasurement in the third quarter was 23.1%.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2025	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	(0.2)%	0.5%
Adjusted net investment income[4]	(4.4)	(4.2)
Total benefits and expenses	1.6	2.4
Adjusted earnings	(5.4)	(5.3)
Adjusted earnings per diluted share	0.6	0.6

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

EFFECT OF FOREIGN CURRENCY ON ADJUSTED RESULTS[1]
(SELECTED PERCENTAGE CHANGES, UNAUDITED)

TWELVE MONTHS ENDED DECEMBER 31, 2025	Including Currency Changes	Excluding Currency Changes[2]
Net earned premiums[3]	0.8%	0.3%
Adjusted net investment income[4]	0.3	0.1
Total benefits and expenses	0.9	0.5
Adjusted earnings	(1.6)	(2.0)
Adjusted earnings per diluted share	3.9	3.5

1Refer to previously defined adjusted earnings and adjusted earnings per diluted share.
2Amounts excluding currency changes were determined using the same foreign currency exchange rate for the current period as the comparable period in the prior year, which eliminates dollar-based fluctuations driven solely from currency rate changes.
3Net of reinsurance
4Refer to previously defined adjusted net investment income.

GLOSSARY OF OPERATIONAL MEASURES

The Company defines the operational measures included in this document as follows:

•Operating ratios are used to evaluate the Company's financial condition and profitability. Examples include: (1) Ratios to total adjusted revenues, which present expenses as percentage of total revenues and (2) Ratios to total premium, including benefit ratio. Operating ratios include: Benefit Ratio and Expense Ratio.

•New annualized premium sales are sometimes referred to as new sales or sales. An operating measure that is not reflected on the Company's financial statements. New annualized premium sales generally represent annual premiums on policies and riders the Company sold and incremental increases from policy conversions that would be collected over a 12-month period assuming the policies remain in force for that entire period. For Aflac Japan, new annualized premium sales are determined by applications submitted during the reporting period. For Aflac U.S., new annualized premium sales are determined by applications that are issued during the reporting period. Policy conversions are defined as the positive difference in the annualized premium when a policy upgrades in the current reporting period. The Company believes that this metric is a key indicator of the Company's future source of earnings.

•Premium persistency is the percentage of premiums remaining in force at the end of a period, usually one year, and presented on a trailing 12-month average basis. For example, 95% persistency would mean that 95% of the premiums in force at the beginning of a period are still in force at the end of the period. The Company believes that this metric is a key driver of in force levels, which is a key measure of the size of the Company's business and future sources of earnings.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. Aflac Incorporated (the Parent Company) and its subsidiaries (collectively with the Parent Company, the Company) desire to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by Company officials in communications with the financial community and contained in documents filed with or furnished to the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” "strategy," “may,” “should,” “estimate,” “intend,” “project,” "future," “will,” “assume,” “potential,” “target,” "outlook," "continue" or similar words as well as specific projections of future results, generally qualify as forward-looking. The Company undertakes no obligation to update such forward-looking statements, except as may be required by law.

The Company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including inflation
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable Japanese yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality, integrity or privacy of sensitive data residing on such systems, and uncertainty regarding the impact of the incident involving unauthorized access to the Company’s network in June 2025
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third-party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, major public health issues, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation or regulatory inquiries
•allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264; 800.235.2667 or dyoung@aflac.com

Media contact - Ines Gutzmer, 762.207.7601 or igutzmer@aflac.com